UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 26, 2008 (February 20, 2008)
Date of Report (Date of earliest event reported)

GOLDEN TELECOM, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-27423	04-51-0391303
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Representation Office of Golden Teleservices, Inc. I Kozhevnichesky Proezd Moscow, Russia 115114
(Address of principal executive offices, including zip code)

(011-7-495) 797-9300
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated December 21, 2007, by and among Golden Telecom, Inc. (the “Company”), VimpelCom Finance B.V. (“Parent”) and Lillian Acquisition Inc. (“Merger Sub”), Merger Sub commenced a tender offer to purchase, at a price of $105.00 per share in cash without interest (and less any amounts required to be deducted and withheld under any applicable law), any and all outstanding shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) on the terms and subject to the conditions specified in the offer to purchase dated January 18, 2008, as amended (the “Offer to Purchase”) and related letter of transmittal (which, together with any supplements or amendments thereto, collectively constitute the “Offer”). Pursuant to the terms of the Merger Agreement, effective upon its acceptance for payment of any shares of Common Stock pursuant to the Offer and its deposit of funds sufficient to fund such payment with the depositary for the Offer, Parent became entitled to designate all but one of the members of the Board.

In accordance with the Merger Agreement, effective February 20, 2008, Messrs. Petr Aven, Vladimir Bulgak, Thor A. Halvorsen, Alexey Reznikovich and David Smyth resigned from the Board, and effective February 21, 2008, the Board appointed Messrs. Peter Covell, Alexander Gersh and Dmitry A. Pleskonos and Ms. Elena A. Shmatova (the “Parent Designees”) as directors of the Company. Parent withdrew its earlier designation of Mr. Alexander Izosimov as a director of the Company.

Information about the Parent Designees has been disclosed previously in the Information Statement (the “Information Statement”) distributed to stockholders of the Company and filed with the Securities and Exchange Commission (“SEC”) on February 6, 2008, as Exhibit (a)(1)(F) to Amendment No. 1 to the Company’s Schedule 14D-9. Except as disclosed in the Information Statement and in the Offer to Purchase under the caption “Certain Relationships Between Parent, Merger Sub, VimpelCom and the Company,” there are no transactions or proposed transactions with respect to Messrs. Covell and Pleskonos and Ms. Shmatova that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K. There are no transactions or proposed transactions with respect to Mr. Gersh that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Effective with his appointment as a director, the Board appointed Mr. Gersh to the audit committee, of which he will serve as chairman. No additional determinations have been made with respect to committee assignments for the Parent Designees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 26, 2008	GOLDEN TELECOM, INC.

	By:	/s/ Ilya Smirnov

	Name:	Ilya Smirnov
	Title:	General Counsel